Exhibit 2.6

21Vianet Group Inc.

and

Citicorp International Limited
as Trustee

Indenture

April 15, 2019

7.875% Senior Notes due 2021

TABLE OF CONTENTS

PAGE

RECITALS

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions	1
Section 1.02. Rules of Construction	11

ARTICLE 2
ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES

Section 2.01. Authentication and Delivery of Notes	12
Section 2.02. Execution of Notes	12
Section 2.03. Certificate of Authentication	13
Section 2.04. Form, Denomination and Date of Notes; Payments	13
Section 2.05. Registration, Transfer and Exchange	16
Section 2.06. Book-Entry Provisions for Global Notes	18
Section 2.07. Mutilated, Defaced, Destroyed, Stolen and Lost Notes	19
Section 2.08. Further Issues	20
Section 2.09. Cancellation of Notes; Disposition Thereof	20
Section 2.10. ISIN and Common Code Numbers	20

ARTICLE 3
REDEMPTION

Section 3.01. Redemption for Taxation Reasons	21
Section 3.02. [Reserved]	21
Section 3.03. Repurchase of Notes upon a Change of Control Triggering Event	21
Section 3.04. Purchase	22

ARTICLE 4
COVENANTS

Section 4.01. Payment of Notes	23
Section 4.02. Maintenance of Office or Agency	25
Section 4.03. Negative Pledge	25
Section 4.04. Financial Covenants	26
Section 4.05. Additional Amounts	26
Section 4.06. Undertaking relating to the NDRC	28
Section 4.07. No Payments for Consents	29

i

EXHIBITS & SCHEDULES

EXHIBIT A	Form of Certificated Note

EXHIBIT B	Form of Global Note

EXHIBIT C	Form of Company Authorization Certificate

EXHIBIT D	Form of Paying and Transfer Agent and Registrar Appointment Letter

EXHIBIT E	Form of Compliance Certificate

EXHIBIT F	Paying and Transfer Agent and Registrar

EXHIBIT G	Form of Regulation S Certificate

INDENTURE, dated as of April 15, 2019, among 21Vianet Group Inc., a company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and Citicorp International Limited (the “Trustee”).

RECITALS

WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of US$300,000,000 aggregate principal amount of the Company’s 7.875% Senior Notes Due 2021 and, if and when issued, any Additional Notes as provided herein (the “Notes”). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by or on behalf of the Trustee and duly issued by the Company (and, in the case of the Additional Notes, when duly authorized), the valid obligations of the Company as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Amounts” has the meaning assigned to such term in Section 4.05.

“Additional Note” has the meaning assigned to such term in Section 2.08.

“Adjusted EBITDA” means, for the purposes of any Relevant Period, the adjusted EBITDA as disclosed in the Company’s financial results announcements as published on Form 6-K; provided that in the event Adjusted EBITDA is not disclosed in a Company financial results announcement on Form 6-K for any Relevant Period, “Adjusted EBITDA” means, for such Relevant Period, Consolidated EBITDA excluding share-based compensation expenses and changes in the fair value of contingent purchase consideration payable.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

“Agent” means the Trustee, the Paying and Transfer Agent and the Registrar.

“Authorization Certificate” has the meaning assigned to such term in Section 2.02(a).

“Authorized Officer” means, with respect to the Company, any one person, officer or director, who, in each case, is authorized to represent the Company.

“Board of Directors” means the board of directors elected or appointed by the stockholders of the Company to manage the business of the Company or any committee of such board duly authorized to take the action purported to be taken by such committee.

“Business Day” means a day (other than a Saturday, Sunday or public holiday) upon which commercial banks are generally open for business in Hong Kong and London.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of partnership interests in a partnership, any and all membership interests in a limited liability company, any and all other equivalent ownership interests and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Dividend” means (a) any Dividend which is to be paid in cash and (b) any Dividend determined to be a Cash Dividend pursuant to the definition of “Dividend”.

“Certificated Notes” means the Notes, in certificated, registered form, executed and delivered by the Company and authenticated by or on behalf of the Trustee in exchange for the Global Notes, (a) in the event that the Common Depositary is at any time unwilling or unable to act as common depositary for the Global Notes and a successor common depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (b) an Event of Default has occurred and is continuing with respect to the Notes and the Company has received a written request from the one or more of the Holders or (c) if Euroclear and Clearstream or any successor clearing system is closed for business for a continuous period of 14 days or announces an intention to permanently cease business operations.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                 Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of total voting power of the Voting Stock of the Company greater than such total voting power held beneficially by the Permitted Holders;

(2)                                 The merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

(3)                                 Individuals who on April 15, 2019 constituted the board of directors, together with any new directors whose election by the board of directors was approved by a vote of at least two-thirds of the directors then still in office who were either directors on April 15, 2019 or whose election was previously so approved, cease of any reason to constitute a majority of the board of directors then in office;

(4)                                 The sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries (as defined in Condition 4), taken together as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than transactions with one or more Permitted Holders;

(5)                                 The adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; or

(6)                                 Any change in or amendment to the laws, regulations and rules of the PRC or the interpretation or application thereof (“Change in Law”) that results in (x) the Group (as defined in Condition 4) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the consolidated financial statements of the Company for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the consolidated financial statements of the Company for the most recent fiscal quarter.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and, provided the Notes are rated by at least one Rating Agency, a Rating Decline.

“Change of Control Offer” has the meaning assigned to such term in Section 4.02.

“Change of Control Payment” and “Change of Control Payment Date” have the meanings assigned to such terms in Section 4.02.

“Clearstream” means Clearstream Banking S.A.

“Common Depositary” has the meaning assigned to such term in Section 2.04(c).

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to this Indenture.

“Consolidated EBIT” means, for any Relevant Period, the consolidated profits before tax of the Group for that Relevant Period:

(A)                               adding back interest expense (as reflected in the income statement)

(B)                               before taking into account any consolidated interest income;

(C)                               before taking into account any items treated as Exceptional or Extraordinary items; and

(D)                               before taking into account the profit/loss of any member of the Group which is attributable to minority interest,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining the profits of the Group from ordinary activities before taxation.

“Consolidated EBITDA” means for any Relevant Period, Consolidated EBIT for that Relevant Period before deducting any amount attributable to amortization of goodwill and other intangible assets or depreciation of tangible assets.

“Consolidated Interest Expense” means in respect of any financial year of the Company, interest expense paid net of interest income received as stated in the audited annual and unaudited semi-annual consolidated financial statements of the Company.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 39/F, Champion Tower, 3 Garden Road, Central, Hong Kong.

“Dividend” means any dividend or distribution of cash or other property or assets or evidences of the Company’s indebtedness with respect to the Capital Stock of the Company, whenever paid or made and however described provided that where a Cash Dividend is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Shares or other property or assets, or where a capitalization of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of a Dividend, then for the purposes of this definition the Dividend in question shall be treated as a Dividend of (i) such Cash Dividend or (ii) the Fair Market Value (on the date of announcement of such Dividend or date of capitalization (as the case may be) or, if later, the date on which the number of Shares (or amount of property or assets, as the case may be) which may be issued or delivered is determined) of such Shares or other property or assets if such Fair Market Value is greater than the Fair Market Value of such Cash Dividend.

“Euroclear” means Euroclear Bank SA/NV.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exceptional” or “Extraordinary” means loss or gain on disposal of items of property, plant and equipment, net fair value loss or gain from available for sale investments, loss or gain on disposal of Subsidiaries and disposal of shares or interests of an associate, loss or gain on disposal of a jointly-controlled entity and disposal of prepaid land lease payment, loss or gain resulting from the cumulative effect of a change in accounting principles, translation losses and gains due solely to fluctuations in currency values and related tax effects, non-cash gains or losses attributable to movements in the mark-to-market valuation of any convertible or exchangeable securities and any other loss or gain which is a result of a one-off and non-recurring transaction but does not include revenue or income from concessionaire sales or interest income;

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive if evidenced by a resolution of such board of directors.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Final Maturity Date” means October 15, 2021.

“first currency” has the meaning assigned to such term in Section 9.03.

“Group” means the Company and its Subsidiaries, taken as a whole.

“Global Notes” has the meaning assigned to such term in Section 2.04(c).

“Holder” means the Person in whose name a Note is registered in the Note register.

“Indebtedness” of any Person means, at any date, without duplication, (i) any outstanding indebtedness for or in respect of money borrowed (including bonds, debentures, notes or other similar instruments, whether or not listed) that is evidenced by any agreement or instrument, excluding trade payables, (ii) all noncontingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (iii) all Indebtedness of others guaranteed by such Person.

“Investment Grade” means a rating of “AAA”, “AA”, “A” or “BBB”, as modified by a “+” or “-” indication, or an equivalent rating representing one of the four highest Rating Categories, by S&P or any of its successors or assigns or a rating of “Aaa”, or “Aa”, “A” or “Baa”, as modified by a “1”, “2” or “3” indication, or an equivalent rating representing one of the four highest Rating Categories, by Moody’s, or any of its successors or assigns, or a rating of “AAA”, “AA”, “A”, “BBB”, as modified by a “+” or “-” indication, or an equivalent rating representing one of the four highest Rating Categories, by Fitch or any of its successors or assigns, or the equivalent ratings of any internationally recognized rating agency or agencies, as the case may be, which shall have been designated by the Company as having been substituted for S&P, Moody’s or Fitch or two or three of them, as the case may be.

“Indenture” means this indenture (including all Exhibits hereto) as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means April 15 and October 15 of each year, commencing October 15, 2019.

“Interest Record Date” has the meaning assigned to such term in the Form of Note attached hereto as Exhibit B.

“Moody’s” means Moody’s Investors Service, Inc. and successors.

“NDRC” means the National Development and Reform Commission of the PRC.

“NDRC Registration Business Day” means a day, other than a Saturday, Sunday or a public holiday, on which the relevant NDRC branch in the PRC is open for business.

“Net Profit After Tax per Annum” means the profit of the Group, after deduction of all expenses, finance costs and taxes, but without deduction for share based compensation or changes in the fair value of contingent purchase consideration payable, for the prior 12 month fiscal year.

“Notes” has the meaning assigned to such term in the Recitals of this Indenture.

“Offering Memorandum” means the final offering memorandum of the Company dated April 9, 2019, as amended or supplemented.

“Officers’ Certificate” a certificate signed by two executive officers of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.

“Original Issue Date” means the date on which the Notes are originally issued under this Indenture.

“outstanding” when used with respect to the Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)                                 Notes theretofore cancelled by the Paying and Transfer Agent or accepted by the Registrar for cancellation;

(2)                                 Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with any Paying and Transfer Agent for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(3)                                 Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

A Note does not cease to be outstanding because the Company or any Affiliate of the Company holds the Note; provided that in determining whether the Holders of the requisite amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes owned by the Company or any Affiliate of the Company or beneficially held for the Company or an Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes for which the Trustee has received an Officers’ Certificate from the Company or an Affiliate of the Company evidencing such ownership or beneficial holding shall be so disregarded. Notes so owned or beneficially held that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

“Payment Date” has the meaning assigned to such term in Section 4.01(a).

“Permitted Holders” means any or all of the following:

(1)                                 Tus-Holdings Co., Ltd.;

(2)                                 any Affiliate of Tus-Holdings Co., Ltd.; and

(3)                                 any Person the total voting rights of which (or in the case of a trust, the beneficial interests in which) are owned 80% by Persons specified in clauses (i) and (ii).

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“PRC” means the People’s Republic of China, which, for purposes of this Indenture, excludes Taiwan, the Hong Kong Special Administrative Region of the PRC and the Macau Special Administrative Region of the PRC.

“Principal Office” means the office of the Paying and Transfer Agent at which the business of the Paying and Transfer Agent is principally administered, which at the date of this Indenture is located at Citibank, N.A., London Branch, c/o Citibank, N.A., Dublin Brach, One North Wall Quay, Dublin 1, Ireland.

“Paying and Transfer Agent” means Citibank, N.A., London Branch, initially or any other paying agent with respect to the Notes appointed pursuant to a Paying and Transfer Agent and Registrar Appointment Letter substantially in the form of Exhibit D.

“principal” of any Indebtedness means the principal amount of such Indebtedness (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.

“Put Option Date” has the meaning assigned to such term in Section 3.02.

“Rating Agencies” means (1) S&P, (2) Moody’s and (3) Fitch; provided that if S&P, Moody’s or Fitch, two of the three or all three of them shall not make a rating of the Notes publicly available, one or more nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P, Moody’s, Fitch, two of the three or all three of them, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories: “BB”, “B”, “CCC”, “CC”, “C” and “D” (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: “Ba”, “B”, “Caa”, “Ca”, “C” and “D” (or equivalent successor categories); (3) with respect to Fitch, any of the following categories: “BB”, “B”, “CCC”, “CC”, “C” and “D” (or equivalent successor categories); and (4) the equivalent of any such category of S&P, Moody’s or Fitch used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (“+” and “-” for S&P; “1”, “2” and “3” for Moody’s and “+” and “-” for Fitch; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from “BB+” to “BB”, as well as from “BB-” to “B+”, will constitute a decrease of one gradation).

“Rating Date” means in connection with a Change of Control Triggering Event, that date which is 90 days prior to the earlier of (x) a Change of Control and (y) a public notice of the occurrence of a Change of Control or of the intention by the Company or any other Person or Persons to effect a Change of Control.

“Rating Decline” means in connection with a Change of Control Triggering Event, the occurrence on, or within six months after, the date of, or public notice of the occurrence of, a Change of Control or the intention by the Company or any Person or Persons to effect a Change of Control (which period shall be extended so long as the rating of the Notes and/or the Company is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of any of the events listed below:

(A)                               in the event the Notes are rated by all three of the Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes by any two of the three Rating Agencies shall be below Investment Grade;

(B)                               in the event the Notes are rated by any two, but not all three, of the three Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes by any of such two Rating Agencies shall be below Investment Grade;

(C)                               in the event the Notes are rated by one, and only one, of the three Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes by such Rating Agency shall be below Investment Grade; or

(D)                               in the event the Notes are (i) rated by less than three Rating Agencies or (ii) rated below Investment Grade by all three of the Rating Agencies on the Rating Date, the rating of the Notes by any Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

“Register” has the meaning assigned to such term in Section 2.05(a).

“Registrar” means Citibank, N.A., London Branch, initially, or any other registrar with respect to the Notes appointed pursuant to a Paying and Transfer Agent and Registrar Appointment Letter substantially in the form of Exhibit D.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit G hereto.

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which for the time being are, or are intended to be or capable of being, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market.

“Relevant Jurisdiction” has the meaning assigned to such term in Section 4.05.

“Relevant Period” means each period of twelve months ending on the last day of the Company’s financial year and each period of six months ending on the last day of the first half of the Company’s financial year.

“Responsible Officer” when used with respect to the Trustee, means any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located at the corporate trust office who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each such case, who shall have direct responsibility for the day to day administration of the Indenture.

“RMB” means yuan, the lawful currency of the PRC.

“S&P” means S&P Global Ratings and its affiliates.

“second currency” has the meaning assigned to such term in Section 9.03.

“Security” means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to or which has the same effect as any of the foregoing under the laws of any jurisdiction.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shareholder” means a holder of Shares.

“Shares” means the equity shares in the Company.

“Subsidiary” means any entity whose financial statements at any time are required by US GAAP to be fully consolidated with those of the Company.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“US GAAP” means the Generally Accepted Accounting Principles in the United States, as in effect from time to time.

“U.S. Person” has the meaning assigned to such term in Regulation S.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with US GAAP;

(b)                                 “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(c)                                  all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

(d)                                 references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

ARTICLE 2
ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES

Section 2.01. Authentication and Delivery of Notes.  Upon the execution and delivery of this Indenture, or from time to time thereafter, Notes may be executed and delivered by the Company, initially in an aggregate principal amount outstanding of not more than US$300,000,000 (other than Notes issued pursuant to Section 2.08) to the Trustee for authentication, accompanied by an Officers’ Certificate of the Company directing such authentication and specifying the amount of Notes to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Officers’ Certificate) signed by two Authorized Officers.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee determines that such action may not lawfully be taken or if the Trustee determines that such action would expose the Trustee to personal liability, unless indemnity and/or security satisfactory to the Trustee , as applicable, against such liability is provided to the Trustee , as applicable.

Section 2.02. Execution of Notes. (a) The Notes shall be executed by or on behalf of the Company by the signature of an Authorized Officer of the Company. Such signatures may be the manual or facsimile signature of the present or any future Authorized Officers. With the delivery of this Indenture, the Company is furnishing, and from time to time thereafter, the Company may furnish to both the Trustee , a certificate substantially in the form of Exhibit C (an “Authorization Certificate”) identifying and certifying the incumbency and specimen (or facsimile) signatures of the Authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee shall be entitled to conclusively rely on the last Authorization Certificate delivered to them for purposes of determining the Authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by or on behalf of the Trustee.

(b)                                 In case Authorized Officers who shall have signed any of the Notes, shall cease to be such Authorized Officers before the Note shall be authenticated and delivered by or on behalf of the Trustee or disposed of by or on behalf of the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Persons who signed such Note had not ceased to be such Authorized Officers; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be Authorized Officers, although at the date of the execution and delivery of this Indenture any such Persons were not Authorized Officers.

Section 2.03. Certificate of Authentication. Only such Notes as shall bear thereon a certification of authentication substantially as set forth in the forms of the Notes in Exhibits A and B hereto, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by or on behalf of the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.04. Form, Denomination and Date of Notes; Payments. (a) The Notes and the certificates of authentication shall be substantially in the form set forth in Exhibits A and B. On the Original Issue Date, the Notes shall be issued in the form provided in Section 2.04(c). The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Authorized Officers of the Company executing the same may determine with the approval of the Trustee. The Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage.

(b)                                 Each Note shall be dated the date of its authentication. Each Note shall bear interest from the date of issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for and shall be payable on the dates specified on the face of the form of Note set forth as Exhibit B hereto.  Interest on the Notes shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.

(c)                                  On the Original Issue Date, an appropriate Authorized Officer will execute and deliver to the Trustee one Regulation S global note representing the Notes (together with any other global notes issued after the Original Issue Date, the “Global Notes”), in definitive, fully registered form without interest coupons, in a denomination of US$200,000 or any amount in excess thereof which is an integral multiple of US$1,000, substantially in the form of Exhibit B hereto; all such Notes so executed and delivered to the Trustee pursuant to this subsection (c) shall be in an aggregate principal amount that shall equal the aggregate principal amount of the Notes that are to be issued on the Original Issue Date. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of Citibank Europe plc (the “Common Depositary”) or its nominee.

(d)                                 Each Global Note (i) shall be delivered by or on behalf of the Trustee to, and registered in the name of, the Common Depositary or its nominee for the accounts of Euroclear and Clearstream, and (ii) shall also bear a legend substantially to the following effect:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE PAYING AND TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CITIBANK EUROPE PLC, AS COMMON DEPOSITARY (“COMMON DEPOSITARY”) FOR EUROCLEAR BANK SA/NV (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

Global Notes may be deposited with such other Common Depositary as the Company may from time to time designate in writing to the Trustee, and shall bear such legend as may be appropriate.

(e)                                  If at any time the Common Depositary notifies the Company that it is unwilling or unable to continue as Common Depositary for the Global Notes, the Company shall appoint a successor Common Depositary with respect to such Global Notes. If (1) a successor Common Depositary is not appointed by the Company within 90 days, (2) either Euroclear or Clearstream, or a successor clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention to permanently cease business or does in fact do so, or (3) any of the Notes has become immediately due and payable as a result of an Event of Default and the Company has received a written request from a Holder, the Company will issue Certificated Notes in registered form in exchange for the Global Note. Upon receipt of such notice from the Common Depositary or the Trustee, as the case may be, the Company will use its best efforts to make arrangements for the exchange of interests in the Global Note for Certificated Notes and cause the requested individual definitive Notes to be executed and delivered to the Registrar in sufficient quantities and authenticated by the Registrar or the Trustee for delivery to Holders. Persons exchanging interests in a Global Note for Certificated Notes will be required to provide the Trustee and the Registrar with written instruction and other information required by the Company and the Trustee and the Registrar to complete, execute and deliver such Certificated Notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by the relevant clearing system.

(f)                                   Global Notes shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes authenticated and delivered hereunder.

(g)                                  The Person in whose name any Note is registered at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Interest Record Date and prior to such Interest Payment Date.

Section 2.05. Registration, Transfer and Exchange. (a) The Notes are issuable only in registered form. The Company will keep at the office or agency to be maintained for the purpose as provided in Section 4.02, a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Notes as provided in this Article. The name and address of the registered holder of each Note and the amount of each Note will be recorded in the Register. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. Such Register shall be open for inspection by or on behalf of the Trustee during normal business hours upon prior written request.

(b)                                 Upon due presentation for registration of transfer of any Note, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations for a like aggregate principal amount.

(c)                                  A Holder may register the transfer of a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of any of them shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by Euroclear and Clearstream (or their respective agents) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged to the Registrar. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes.

(d)                                 Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder thereof or his attorney duly authorized in writing in a form satisfactory to the Company and the Registrar.

(e)                                  The Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer taxes or other similar governmental charge payable upon exchanges). No service charge to any Holder shall be made for any such transaction.

(f)                                   The Company shall not be required to exchange or register a transfer of (1) any Notes for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or (2) any Notes called or being called for redemption.

(g)                                  So long as the Global Notes remain outstanding and are held by or on behalf of the Common Depositary, transfer of beneficial interests in the Global Notes may be made only in accordance with the rules of Euroclear or Clearstream.

(h)                                 Subject to Section 2.04(e), the Global Notes are not exchangeable for a Certificated Note or Certificated Notes.

(i)                                     Notwithstanding any other provisions hereof, unless and until the Global Notes are exchanged for Certificated Notes, the Global Notes may be transferred, in whole, but not in part, only by the Common Depositary to its nominee or by a nominee of the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or its nominee to a successor Common Depositary or a nominee of any such successor Common Depositary.

(j)                                    Prior to the expiration of the Resale Restriction Termination Date, the transferor of any beneficial interest in the Global Notes will be required to deliver a duly completed Regulation S Certificate to the Trustee prior to such transfer. Upon and after the expiration of the Resale Restriction Termination Date, no such certification will be required with respect to such transfers.

(k)                                 All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(l)                                     Claims against the Company for the payment of principal of, premium, if any, or interest on, the Notes will become void unless presentation for payment is made as required in this Indenture within a period of six years.

Section 2.06. Book-Entry Provisions for Global Notes. Ownership of beneficial interests in the Global Notes (the “book-entry interests”) will be limited to persons that have accounts with Euroclear and/or Clearstream or persons that may hold interests through such participants. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream and their participants.

Except as provided in Section 2.04(e), the book-entry interests will not be held in definitive form. Instead, Euroclear and/or Clearstream will credit on their respective book-entry registration and transfer systems a participant’s account with the interest beneficially owned by such participant. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests.

So long as the Notes are held in global form, the Common Depositary (or its nominee) will be considered the sole holder of the Global Notes for all purposes under this Indenture and “holders” of book-entry interests will not be considered the owners or “Holders” of Notes for any purpose. As such, participants must rely on the procedures of Euroclear and Clearstream and indirect participants must rely on the procedures of the participants through which they own book-entry interests in order to transfer their interests in the Notes or to exercise any rights of Holders under this Indenture.

None of the Company, the Trustee, the Paying and Transfer Agent, the Registrar or any of their respective agents will have any responsibility or be liable for any aspect of the records relating to the book-entry interests. The Notes are not issuable in bearer form.

Section 2.07. Mutilated, Defaced, Destroyed, Stolen and Lost Notes. (a) The Company shall execute and deliver to the Paying and Transfer Agent Certificated Notes in such amounts and at such times as to enable the Paying and Transfer Agent to fulfill its responsibilities under this Indenture and the Notes.

(b)                                 In case any Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, upon the request of the registered holder thereof, the Company in its discretion may execute, and, upon the written request of Authorized Officers of the Company, the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and the Trustee, and any agent of the Company or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, such Holder, if so requested by the Company or the Trustee, or any agent thereof, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent(s)) connected with the preparation and issuance of the substitute Note. The Trustee is hereby authorized, in accordance with and subject to the foregoing conditions in this clause (b), to authenticate and deliver, or cause the authentication and delivery of, from time to time, Notes in exchange for or in lieu of Notes, respectively, which become mutilated, defaced, destroyed, stolen or lost. Each Note delivered in exchange for or in lieu of any Note shall carry all the rights to principal, premium (if any), interest (including rights to accrued and unpaid interest and Additional Amounts) which were carried by such Note.

(c)                                  Mutilated or defaced Certificated Notes must be surrendered before replacements will be issued. In the event any such mutilated, defaced, destroyed, lost or stolen certificate has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new certificate, pay such Notes.

Section 2.08. Further Issues. Subject to the covenants described in Article 4, the Company may, from time to time, without notice to or the consent of the Holders, create and issue additional notes (each an “Additional Note”) having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) (a “Further Issue”) so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the Company may determine at the time of their issue; provided that so long as may be required by the applicable provisions of the Securities Act or the procedures of the Common Depositary, Euroclear or Clearstream, such Additional Notes shall be represented by one Global Note in accordance with Section 2.04(c) and subject to applicable transfer or other restrictions. In connection with any such issuance of Additional Notes, the Company shall deliver an Officers’ Certificate to the Trustee directing the Trustee to authenticate and deliver Additional Notes in an aggregate principal amount specified therein and the Trustee , in accordance with such Officers’ Certificate, shall authenticate and deliver such Additional Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

Section 2.09. Cancellation of Notes; Disposition Thereof. All Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee shall be delivered to the Paying and Transfer Agent for cancellation or, if surrendered to the Paying and Transfer Agent shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Paying and Transfer Agent shall dispose of canceled Notes held by it in accordance with its customary procedures, and (upon written request by the Company) deliver a certificate of disposition to the Company. All Notes purchased by or on behalf of the Company or its Subsidiaries shall be surrendered for cancellation to the Paying Agent and, upon surrender thereof, all such Notes shall be cancelled forthwith. Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Company in respect of any such Notes shall be discharged. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Paying and Transfer Agent for cancellation.

Section 2.10. ISIN and Common Code Numbers. The Company in issuing the Notes may use ISIN and Common Code numbers (if then generally in use), and, if so, the Trustee, the Paying and Transfer Agent and the Registrar shall use for the Notes ISIN and Common Code numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee, the Paying and Transfer Agent and the Registrar of any change in the ISIN and Common Code numbers.

ARTICLE 3
REDEMPTION

Section 3.01. Redemption for Taxation Reasons. The Notes may be redeemed at the option of the Company in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at their principal amount (together with interest accrued to but excluding the date fixed for redemption), if (i) the Company has or will become obliged to pay Additional Amounts as provided or referred to in Section 4.05 as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 9, 2019, and (ii) such obligation cannot be avoided by the Company taking reasonable measures available to it (provided that reincorporation in another jurisdiction shall not be considered a reasonable measure), provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Section 3.01, the Company shall deliver to the Trustee a certificate signed by two directors of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and an opinion of independent legal advisers of recognized standing in the Relevant Jurisdiction to the effect that the Company has or will become obliged to pay such Additional Amounts as a result of such change or amendment.

Section 3.02. [Reserved].

Section 3.03. Repurchase of Notes upon a Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described in Section 3.01, it will be required to make an offer to repurchase all or, at the holder’s option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof), of each holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), provided that a holder may not exercise its option to require the Company to make an offer to repurchase the Notes in part if it would result in the principal amount of any unpurchased portion of the Notes held by such holder to be less than US$200,000. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”).

(b)                                 Within 30 days following any Change of Control Triggering Event, the Company will be required to give notice to holders of the Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. On the Change of Control Payment Date, the Company will be required, to the extent lawful, to accept for payment all Notes properly tendered pursuant to the Change of Control Offer. One business day prior to the Change of Control Payment Date, the Company shall deposit with a tender agent (the “Tender Agent”) an amount equal to the Change of Control Payment in respect of all Notes properly tendered;

(c)                                  The Tender Agent will be required to promptly mail, to each holder who properly tendered the Notes, the purchase price for such Notes properly tendered, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$200,000 or a multiple of US$1,000 in excess thereof.

(d)                                 The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

(e)                                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Section 3.04. Purchase. (a) The Company and its Subsidiaries may at any time purchase Notes in the open market or otherwise at any price. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes in respect of which the Trustee has received an Officers’ Certificate confirming such ownership will be so disregarded.

ARTICLE 4
COVENANTS

Section 4.01. Payment of Notes. (a) The Company shall pay the principal of, any premium on (if any) and interest, and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 9:00 a.m. London time one Business Day prior to the Interest Payment Date, the due date of any principal on any Notes or the redemption date pursuant to Section 3.03 (each a “Payment Date”), the Company shall pay or cause to be paid to the account of the Paying and Transfer Agent at the Principal Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in immediately available funds, an amount which shall be sufficient to pay the aggregate amount of interest, principal or premium or all of such amounts, as the case may be, becoming due in respect of the Notes on such Payment Date; provided that if the Company or any Affiliate of the Company is acting as the Paying and Transfer Agent or the Registrar, it shall, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company shall promptly notify the Trustee and the Paying and Transfer Agent of its compliance with this Section 4.01(a). The Company shall procure that, before 9:00 a.m. (London time) on the third Business Day before each Payment Date, the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Paying and Transfer Agent the payment instructions relating to such payment. The Paying and Transfer Agent shall not be bound to make any payment until it has received the full amount due to be paid to it pursuant to this Section 4.01.

(b)                                 An installment of principal, premium or interest will be considered paid on the date due if the Paying and Transfer Agent, other than the Company or any Affiliate of the Company, holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying and Transfer Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)                                  The Paying and Transfer Agent, which will include the Company or any Affiliate of the Company if it is acting as Paying and Transfer Agent will make payments in respect of the Notes represented by the Global Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Paying and Transfer Agent will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing (at the expense of the Company) a check to each Holder’s registered address; provided that if the Company or any Affiliate of the Company is acting as Paying and Transfer Agent, it shall make such payment to the Holders as specified above.

(d)                                 At least three Business Days prior to the first Payment Date and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least three Business Days prior to each Payment Date thereafter, the Company shall furnish the Paying and Transfer Agent with an Officers’ Certificate instructing the Paying and Transfer Agent as to any circumstances in which payments of principal of, or interest or premium on, the Notes due on such date shall be subject to deduction or withholding for, or on account of, any Taxes described in Section 4.05 and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if the Company therefore becomes liable to pay Additional Amounts, if any, pursuant to Section 4.05 then at least three Business Days prior to each Payment Date, the Company shall furnish the Paying and Transfer Agent with a certificate which specifies the amount required to be withheld on such payment to Holders of the Notes, and the Additional Amounts, if any, due to the Holders of the Notes, and at least one Business Day prior to such Payment Date, will pay to the Paying and Transfer Agent such Additional Amounts, if any, as shall be required to be paid to such Holders.

(e)                                  Whenever the Company appoints a Paying and Transfer Agent other than the Trustee for the purpose of paying amounts due in respect of the Notes, it will cause such Paying and Transfer Agent to execute and deliver to the Trustee an instrument substantially in the form of Exhibit D hereof in which such agent shall agree with the Company, among other things, to be bound by and observe the provisions of this Indenture (including the Notes). The Company shall cause each Paying and Transfer Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying and Transfer Agent shall agree with the Trustee,

(i)                                     that it will hold all sums received by it as such Paying and Transfer Agent for the payment of the principal of, or premium or interest on, the Notes (whether such sums have been paid to it by or on behalf of the Company or by any other obligor on the Notes) for the benefit of the Holders or of the Trustee;

(ii)                                  that it will give the Trustee written notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal, or premium or interest on, the Notes and any other payments to be made by or on behalf of the Company under this Indenture, when the same shall be due and payable; and

(iii)                               that it will pay any such sums so held by it to the Trustee upon the Trustee’s written request at any time during the continuance of a failure referred to in clause (ii) above.

Anything in this Section 4.01 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held by the Company (in trust) or any Paying and Transfer Agent hereunder, as required by this Section 4.01 and such sums shall be held by the Trustee upon the trusts herein contained. If the Paying and Transfer Agent shall pay all sums held to the Trustee as required under this Section 4.01, the Paying and Transfer Agent shall have no further liability for the money so paid over to the Trustee.

Section 4.02. Maintenance of Office or Agency. (a) The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Principal Office as such office of the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

(b)                                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place where principal of, and interest or premium on, any Notes are payable. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Company has initially appointed the Paying and Transfer Agent and the Registrar listed in Exhibit F.

Section 4.03. Negative Pledge.  So long as any Note remains outstanding, the Company will not, and will ensure that none of its Subsidiaries will create, or have outstanding, any Security upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness, or any guarantee or indemnity in respect of any Relevant Indebtedness, without at the same time or prior thereto according to the Notes the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity or such other security as shall be approved by a majority in aggregate principal amount of the outstanding Notes.

Section 4.04. Financial Covenants.  (a) For so long as any Note remains outstanding, the Company shall not directly or indirectly permit:

(i)                                     the Dividend with respect to any fiscal year to be more than 30% of Net Profit After Tax per Annum with respect to the same fiscal year; and

(ii)                                  the ratio of Adjusted EBITDA to Consolidated Interest Expense for any Relevant Period to be less than 2.0:1; provided that if Consolidated Interest Expense for any Relevant Period is equal to or less than zero, the Company shall be deemed to comply with this subclause (ii).

The financial covenants set out in this Section 4.04 shall be calculated in accordance with US GAAP and tested by reference to the audited (or, as the case may be, unaudited) annual consolidated financial statements or interim consolidated financial information of the Company as at the end of each Relevant Period.

(b) So long as any of the Notes remain outstanding, the Company will provide to the Trustee (i) within 120 days after the close of each fiscal year, an Officers’ Certificate stating the ratio of Adjusted EBITDA to Consolidated Interest Expense with respect to the two most recent fiscal semi-annual periods and showing in reasonable detail the calculation of the ratio of Adjusted EBITDA to Consolidated Interest Expense, including the arithmetic computations of each component of the ratio of Adjusted EBITDA to Consolidated Interest Expense, which shall include a copy of the Company’s financial results announcements as published on Form 6-K for such two fiscal semiannual periods showing the arithmetic computation of Adjusted EBITDA,with a certificate from the  Company’s external auditors verifying the accuracy and correctness of the calculation and arithmetic computation, provided that the Company shall not be required to provide such auditor certification if its external auditors refuse to provide such certification; and (ii) as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of an Event of Default, an Officers’ Certificate setting forth the details of the Event of Default, and the action which the Company proposes to take with respect thereto.

Section 4.05. Additional Amounts. All payments of principal, premium and interest by or on behalf of the Company in respect of the Notes shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United States of America, the Cayman Islands, Hong Kong or the PRC or any authority therein or thereof having power to tax (each a “Relevant Jurisdiction”), unless such withholding or deduction is required by law. If the Company is required to make a deduction or withholding in respect of tax of a Relevant Jurisdiction, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

(i)                                     for or on account of:

(A)                               any tax that would not have been imposed but for:

(1)                            the existence of any present or former connection between the holder or beneficial owner of such Note, as the case may be, and the Relevant Jurisdiction, including without limitation, such holder or beneficial owner being or having been a citizen or resident of the Relevant Jurisdiction, being or having been treated as a resident of the Relevant Jurisdiction, being or having been present or engaged in a trade or business in the Relevant Jurisdiction or having or having had a permanent establishment in the Relevant Jurisdiction, other than merely holding such Note or the receipt of payments or enforcing rights thereunder;

(2)                            the failure of the holder or beneficial owner of such Note to comply with a timely request of the Company addressed to such holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction;

(3)                            the presentation of such Note (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, or interest on, such Note, as applicable, became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period; or

(4)                            the presentation of such Note (where presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(B)                               any estate, inheritance, gift, sale, transfer, exercise, personal property, net income or similar tax;

(C)                               any taxes that are payable other than by withholding or deduction from payments of principal of, or interest on, the Notes;

(D)                               any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement with respect thereto, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(E)                                any combination of taxes referred to in the preceding clauses (A), (B), (C) and (D); or

(ii)                                  with respect to any payment of the principal of, or interest on, such Note to or for the account of a fiduciary, partnership or other fiscally transparent entity or any other person (other than the sole beneficial owner of such payment) to the extent that a beneficiary or settlor with respect to that fiduciary, or a partner or member of that partnership or fiscally transparent entity or a beneficial owner with respect to such other person, as the case may be, would not have been entitled to such additional amounts had such beneficiary, settlor, partner, member or beneficial owner held directly the Note with respect to which such payment was made.

Section 4.06. Undertaking relating to the NDRC. The Company undertakes to file or cause to be filed with the NDRC, within 10 NDRC Registration Business Days after April 15, 2019, the requisite information and documents in accordance with the Notice on Promoting the Reform of the Filing and Registration System for Issuance of Foreign Debt by Corporates (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知（发改外资[2015] 2044号))promulgated by the NDRC on September 14, 2015 which came into effect immediately (the “NDRC Post-Issuance Filing”). The Company shall complete the Post-Issuance Filing and comply with all applicable PRC laws and regulations in relation to the issue of the Notes. The Company shall within 15 NDRC Registration Business Days after submission of such NDRC Post-Issuance Filing provide the Trustee with a certificate in English signed by an authorized signatory of the Company confirming the submission of the NDRC Post-Issuance Filing (on which the Trustee may conclusively rely as to such compliance). The Trustee shall have no obligation to monitor or assist with or ensure the completion of the NDRC Post-Issuance Filing on or before the deadline referred to above or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with the NDRC Post-Issuance Filing, and shall not be liable to the Holders or any other person for not doing so.

Section 4.07. No Payments for Consents. The Company will not, and shall not permit any of its subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to such consent, waiver or amendment. Notwithstanding the foregoing, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes in connection with an exchange or tender offer, the Company may exclude (i) Holders or beneficial owners of the Notes that are not institutional “accredited investors” as defined in Rule 501 under the Securities Act, and (ii) Holders or beneficial owners of the Notes in any jurisdiction where the inclusion of such Holders or beneficial owners would require the Company to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, Holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the Company in its sole discretion.

ARTICLE 5
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01. Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole on the consolidated basis to another person, unless (i) the resulting, surviving or transferee person (if not the Company) (the “Surviving Person”) is a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and such corporation (if not the Company) expressly assumes all of Company’s obligations under the Notes and the Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts as set forth in Section 4.03); and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Notes. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not the Company) shall succeed to, and may exercise every right and power of, the Company under the Notes and the Indenture, and the Company shall be discharged from its obligations under the Notes and the Indenture except in the case of any such lease.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01. Events of Default. Each of the following events is an “Event of Default” in this Indenture:

(a)                                 default in any payment of interest or additional amounts, if any, on any of the Notes when due and payable and the default continues for a period of 30 days;

(b)                                 default in the payment of principal of any of the Notes when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)                                  failure to give a change of control notice as described under Section 4.02 when due, and such failure continues for a period of five Business Days;

(d)                                 failure to comply with the Company’s obligations under Sections 4.03, 4.04, 4.06 and 5.01, which default is incapable of remedy or is not remedied within 30 days after notice of such default shall have been given to the Company by any Holder;

(e)                                  default by the Company or any of its “significant subsidiaries” as defined in Article 1, Rule 1-02 of Regulation S-X, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness in excess of US$15 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such significant subsidiary, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable prior to its stated maturity (including, without limitation, a default in the payment of any interest on such Indebtedness resulting in such Indebtedness becoming or being declared due and payable prior to its stated maturity), or (ii) constituting a failure to pay the principal of any such debt when due and payable (after any applicable grace period) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(f)                                   an involuntary case or other proceeding is commenced against the Company or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, or all or substantially all of the property and assets of the Company or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, under any applicable bankruptcy, insolvency or other similar law as now or hereafter in effect;

(g)                                  the Company or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, or for all or substantially all of the property and assets of the Company or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X or (iii) effects any general assignment for the benefit of creditors;

(h)                                 a final judgment for the payment of US$15 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against the Company or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, which judgment is not paid, bonded, stayed or otherwise discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

For the avoidance of doubt, each of our consolidated affiliated entities will be deemed to be a “subsidiary” for purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X.

Section 6.02. Acceleration.  If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders (subject to being indemnified and/or secured to its satisfaction (including by way of pre-funding)) shall, declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest shall be immediately due and payable. If an Event of Default specified in clause (f) or (g) of Section 6.01 occurs with respect to the Company or any Significant Subsidiary, the principal of, premium, if any, and accrued and unpaid interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust (and provided it is indemnified and/or secured (including by way of pre-funding) to its satisfaction), any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Subject to the provisions of this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture unless indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee against any loss, liability or expense shall have been offered to the Trustee.

Section 6.04. Waiver of Past Defaults. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may on behalf of the Holders waive all past defaults and rescind and annul a declaration of acceleration and its consequences if: (a) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders. In addition, the Trustee will not be required to expend its own funds in following such direction if it does not believe that reimbursement or satisfactory indemnification and/or security (including by way of pre-funding) is assured to it.

Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(a)                                 the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder or Holders offer the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee against any costs, liability or expense to be incurred in compliance with such written request;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the written request and the offer of indemnity and/or security (including by way of pre-funding); and

(e)                                  during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the written request.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of any Holder to receive payment of the principal of, premium, if any, or interest on, such Note, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Compliance Certificate. The Company will submit an Officers’ Certificate to the Trustee, in substantially the form attached hereto as Exhibit E, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and the Company’s performance under this Indenture and that the Company has fulfilled all obligations hereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

Section 6.09. Collection Suit by Trustee. If an Event of Default in payment specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount remaining unpaid, together with interest on overdue principal or premium and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.10. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11.  Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First, to the Trustee, Agents and other agent the Trustee may engage to the extent necessary to reimburse them for any expenses incurred in connection with the collection or distribution of such amounts held or realized and fees and expenses incurred in connection with carrying out its functions under this Indenture (including properly incurred legal fees and expenses and indemnity payments);

Second, to the Trustee for the benefit of Holders; and

Third, any surplus remaining after such payments will be paid to the Company or to whomever may be lawfully entitled thereto.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09.

Section 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.14. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.15. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.16. Waiver of Stay, Extension or Usury Laws. The Company covenants, to the extent that it may lawfully do so, that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or premium or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE AGENTS

Section 7.01. General. (a) The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article and the immunities, rights and protections provided to the Trustee in this Article shall apply to the Agents mutatis mutandis.

(b)                                 Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing and the Trustee has received written notice thereof pursuant to Section 7.05, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Trustee shall not be deemed to have knowledge of an Event of Default until one of its Responsible Officers has receipt of written notice thereof. During the continuance of an Event of Default, the Trustee shall act upon the written direction of the Holders of at least 25% of the aggregate principal amount then outstanding, subject to its receiving indemnity and/or security to its satisfaction.

(c)                                  Should the Trustee become a creditor of the Company, rights of the Trustee to obtain payment of claims in certain cases or to realize on certain property received by the Trustee in respect of any such claims as security or otherwise will be limited. The Trustee is permitted to engage in other transactions, including normal banking and trustee relationships, with the Company and its Affiliates and profit therefrom without being obliged to account from profits; provided, however that if it acquires any conflict of interest, it must eliminate such conflict or resign.

(d)                                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful default, except that the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.03 or 6.07.

(e)                                  Unless the Trustee receives prior written notice from the Company, the Trustee shall be entitled to assume, without any further inquiry, that the Company has duly performed all of its obligations in accordance with this Indenture, including each of the exhibits attached hereto.

(f)                                   Notwithstanding anything herein to the contrary, the Trustee shall not be responsible for recitals, statements, warranties or representations of any party contained in this Indenture or any other agreement or other document, entered into in connection herewith or therewith and shall assume the accuracy and correctness thereof and shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such agreement or other document or any trust or security thereby constituted or evidenced. Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.

(g)                                  The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any of the provisions in this Indenture or the financial performance of the Company and shall be entitled to assume that the Company is in compliance with all the provisions of this Indenture unless notified to the contrary in writing.

Section 7.02. Certain Rights of Trustee and Other Agents. Subject to Section 7.01:

(a)                                 In the absence of fraud, gross negligence or willful default on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its sole and absolute discretion, may make further inquiry or investigation into such facts or matters as it sees fit and shall do so if requested in writing to do so by the Holders of at least 25% of the aggregate principal amount of Notes then outstanding; provided, however, that if any payment to be made to the Trustee within a reasonable time in respect of any loss, action, proceeding, claim, penalty, damages, costs, expense, disbursement or other liability likely to be suffered or incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee against such loss, action, proceeding, claim, penalty, damages, cost, expense, disbursement or other liability as a condition to taking any such action.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel prepared and delivered at the cost of the Company conforming to Sections 9.03 and 9.04 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion of counsel.

(c)                                  The Trustee may act through its delegates, attorneys and agents and will not be responsible for supervising any delegate, attorney or agent or for the misconduct or negligence or acts or omissions of any delegate, attorney or agent appointed with due care by it hereunder. Upon an Event of Default, the Trustee shall be entitled to require, by notice in writing, all Agents to act solely in accordance with its directions.

(d)                                 The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the written request or direction of any of the Holders, unless such Holders have offered to the Trustee security and/or indemnity (including by way of pre-funding) satisfactory to it against any loss, action, proceeding, claim, penalty, damages, cost, disbursement, liability or expenses that might be suffered or incurred by it in compliance with such written request or direction.

(e)                                  The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.03 or 6.07 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, provided, however, that the Trustee’s conduct does not constitute willful default or gross negligence.

(f)                                   The Trustee may consult with counsel or other professional advisors of its selection, and the written advice of such counsel or advisors or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives security and/or indemnity (including by way of pre-funding) satisfactory to it against any loss, action, proceeding, claim, penalty, damages, cost, disbursement, liability or expense.

(h)                                 The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate.

(i)                                     In connection with the exercise by it of its trusts, powers, authorities or discretions (in including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory and a Holder shall not be entitled to require, nor shall any Holder be entitled to claim, from the Company, the Trustee or any other Person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders except to the extent already provided in Section 4.05 and/or any undertaking given in addition to, or in substitution for, Section 4.05 pursuant to this Indenture.

(j)                                    Notwithstanding anything else herein contained, the Trustee may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Hong Kong, the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(k)                                 The Trustee may transfer information to any other Citi Organization (or service provider to a Citi Organization) or to any court, regulator, Authority, auditor or otherwise as required under any Applicable Law, or to persons from whom it receives payments or to whom it makes payments on behalf of the Company and/or Subsidiaries.  In each case, the information permitted to be transferred or disclosed or used includes any information regarding third parties provided to the Trustee by the Company and/or Subsidiaries.  The Company and/or Subsidiaries is required to provide any necessary information to, and obtain any necessary consents from, such third parties to allow such transfer, disclosure and use.  “Citi Organization” means Citigroup, Inc., Citibank, N.A., Citibank Europe plc, their branches, subsidiaries and affiliates and anyone who succeeds them or to whom they assign their rights other than Citicorp International Limited.

(l)                                     The Company hereby irrevocably waives, in favour of the Trustee, any conflict of interest which may arise by virtue of the Trustee acting in various capacities under the Indenture or for other customers of the Trustee.  The Company acknowledges that the Trustee and its affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Trustee acting as Trustee hereunder, that the Agent may not be entitled to share with the Company. The Trustee and the Agents will not disclose confidential information obtained from the Company (without its consent) to any of the Trustee’s or the Agents’ other customers nor will it use on the Company’s behalf any confidential information obtained from any other customer.  Without prejudice to the foregoing, the Company agrees that the Trustee Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Indenture.

(m)                             The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee and nothing herein shall obligate the Trustee to account for any profits earned from any business or transactional relationship. Any Agent may do the same with like rights.

Section 7.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, (1) is not accountable for the Company’s use or application of the proceeds from the Notes, (2) is not responsible for any statement in the Notes other than its certificate of authentication and (3) shall not have any responsibility for the Company’s or any Holder’s compliance with any state or U.S. federal securities law in connection with the Notes. Under no circumstance will the Trustee or any Agent be liable to any party for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (inter alia, being loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if the Trustee or any Agent, as applicable, has been advised of such loss or damage and regardless of the form of action. This provision shall remain in full force and effect notwithstanding the discharge of the Notes and or the resignation or replacement or removal of the Trustee or Agent.

Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, or, if later, within 15 days after it is known to the Trustee unless the Default has been cured.

Section 7.06. Compensation and Indemnity. (a) The Company agrees to be responsible for and will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all out-of-pocket expenses, disbursements and advances (including costs of collection) properly incurred or made by the Trustee, including the compensation, expenses and disbursements of the Trustee’s agents and counsel and other Persons not regularly within its employ. If an Event of Default shall have occurred and is continuing or if the Trustee is requested by the Company to undertake duties which are outside the scope of the Trustee’s duties under this Indenture, the Company will pay such additional remuneration as the Company and the Trustee may agree.

(b)   The Company agrees to indemnify the Trustee or any predecessor Trustee and their agents, employees, officers and directors for, and hold it harmless against, any loss, action, proceeding, claim, penalty, damages, cost, fees, disbursement, liability or expense incurred by it without gross negligence or willful default on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c)   To secure the Company’s payment obligations in this Section 7.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d)   This Section 7.06 shall survive the redemption or maturity of the Notes, the termination of this Indenture, and the resignation or termination of the appointment of the Trustee.

Section 7.07. Replacement of Trustee. (a) (i) The Trustee may resign at any time by 30 days prior written notice to the Company.

(ii)   The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by 30 days prior written notice to the Trustee.

(iii)  The Company may remove the Trustee if: (1) the Trustee is adjudged a bankrupt or an insolvent; (2) a receiver or other public officer takes charge of the Trustee or its property; or (3) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)   If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee, provided that, in the case of a resignation of the Trustee in connection with a bankruptcy of the Company, the Trustee will have the right to appoint a successor Trustee if no successor Trustee is appointed within 10 Business Days of notice of such resignation. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee may (at the expense of the Company) appoint its own successor or the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)   Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all money or property held by it as Trustee to the successor Trustee, subject to the lien provided for in  Section 7.06(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)   Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 will continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Consolidation, Merger, Conversion or Transfer. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.09. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

ARTICLE 8
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Amendments without Consent of Holders. (a) The Indenture may be amended, without the consent of any Holder, to:

(i)        cure any ambiguity, defect, omission or inconsistency in this Indenture and the Notes;

(ii)       comply with Article 5, including the assumption of obligations required thereby;

(iii)      evidence and provide for the acceptance of appointment by a successor Trustee;

(iv)      provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(v)       add collateral to secure the Notes;

(vi)      effect any changes to this Indenture in a manner necessary to comply with the procedures of Euroclear or Clearstream;

(vii)     make any other change that does not materially and adversely affect the rights of any Holder; or

(viii)    conform the text of this Indenture and the Notes to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” in the Offering Memorandum was intended to be a verbatim recitation of a provision in this Indenture and the Notes.

Section 8.02. Amendments with Consent of Holders. (a) The Indenture may be amended with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes and the Trustee and other Agents may waive future compliance by the Company with any provision thereof; provided, however, that no such modification, amendment or waiver may, without the consent of each Holder affected thereby:

(i)        change the stated maturity of the principal of, or any installment of interest on, any Note;

(ii)       reduce the principal amount of, or premium, if any, or interest on, any Note;

(iii)      change the currency or time of payment of principal of, or premium, if any, or interest on, any Note, provided that any amendment to the minimum notice requirement for any redemption of the Notes may be made with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes;

(iv)      impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any Note;

(v)       reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(vi)      waive a default in the payment of principal of, premium, if any, or interest on the Notes;

(vii)     reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

(viii)    reduce the amount payable upon a Change of Control Offer or, change the time or manner by which a Change of Control Offer may be made or by which the Notes must be repurchased pursuant to a Change of Control Offer;

(ix)      change the redemption date or the redemption price of the Notes from that stated in Section 3.01 or Section 3.03;

(x)       amend, change or modify the obligation of the Company to pay Additional Amounts; or

(xi)      amend, change or modify any provision of this Indenture or the related definition affecting the ranking of the Notes in a manner which adversely affects the Holders.

(b)   It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(c)   An amendment, supplement or waiver under this Section 8.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 8.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder that evidences the same debt as the Note of the consenting Holder.

(b)   If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 8.04. Trustee’s and Other Agent’s Rights and Obligations. Each of the Trustee and the other Agents is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligations of the party or parties executing such amendment, supplement or waiver, and an Officers’ Certificate stating that all conditions precedent have been complied with. If the Trustee or the other Agents, as the case may be, has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee or the other Agents, as the case may be. Each of the Trustee and the other Agents may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s or the other Agents’ own rights, duties or immunities under this Indenture. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated and indemnified, are extended to, and shall be enforceable by, the Citicorp International Limited in each of its capacities under this Indenture.

Section 8.05. Appointment of Paying and Transfer Agent and Registrar. The Company hereby appoints Citibank, N.A., London Branch as the Paying and Transfer Agent and the Registrar with respect to the Notes, and the Paying and Transfer Agent and the Registrar hereby accepts such appointment. By accepting such appointment, the Paying and Transfer Agent and the Registrar agrees to be bound by and to perform the services with respect to itself set forth in the terms and conditions set forth in this Indenture and the Notes.

ARTICLE 9
MISCELLANEOUS

Section 9.01. Status. The Notes constitute (subject to Section 4.03) unsecured obligations of the Company and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Company under the Notes shall, save for such exceptions as may be provided by applicable legislation and subject to Section 4.03, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.

Section 9.02. Notices. (a) All notices or demands required or permitted by the terms of the Notes or this Indenture are required to be in writing and may be given or served by being sent by prepaid courier or by being deposited, first-class mail as follows:

if intended for the Company, such notices or demands are required to be addressed to the Company at 21Vianet Group, Inc., Guanjie Building Southeast 1st Floor 21Vianet 10# Jiuxianqiao East Road, Chaoyang District, Beijing, 100016, the People’s Republic of China, Attention: Chief Financial Officer;

if intended for the Trustee by the Company or any Holder, such notices or demands are required to be addressed to:

Citicorp International Limited

39/F, Champion Tower

3 Garden Road

Central

Hong Kong

Attn: Agency and Trust

Facsimile: +852 2323 0279

If intended for the Paying and Transfer Agent and/or the Registrar by the Company or any Holder, such notices or demands are required to be addressed to:

Citibank, N.A., London Branch

c/o Citibank, N.A., Dublin Branch

One North Wall Quay

Dublin 1

Ireland

Attn: Agency and Trust — PPA Payments

Facsimile: +353 1622 2210

If intended for any Holder by the Company, the Trustee, the Paying and Transfer Agent or the Registrar, such notices or demands are required to be addressed to such Holder at such Holder’s last address as it appears in the Register. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(b)   Any notice or demand will be deemed to have been sufficiently given or served when so sent or deposited and, if to the Holders, when delivered in accordance with the applicable rules and procedures of Euroclear or Clearstream, as the case may be. Any such notice shall be deemed to have been delivered on the day such notice is delivered to Euroclear or Clearstream, as the case may be, or if by mail, when so sent or deposited. Any notice to the Trustee will be effective only upon receipt.

(c)   Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 9.03. Currency Indemnity.  (a) U.S. dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollar (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Company or otherwise) by any Holder or the Trustee in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify it against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition, it will be sufficient for the Holder or the Trustee to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from the Company’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

(b) If any sum due from the Company in respect of the Notes or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under these Conditions or such order or judgment into another currency (the “second currency”) for the purpose of (A) making or filing a claim or proof against the Company, (B) obtaining an order or judgment in any court or other tribunal or (C) enforcing any order or judgment given or made in relation to the Notes, the Company shall indemnify the Trustee and each Holder, on the written demand of the Trustee or such Holder addressed to the Company and delivered to the Company, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Trustee or such Holder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

Section 9.04. Certificate and Opinion as to Conditions Precedent.

(a)   Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee at the Trustee’s request:

(i)    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

(ii)   an Opinion of Counsel stating that all such conditions precedent have been complied with; and

(iii)  an incumbency certificate giving the names and specimen signatures of Authorized Officers for any such Authorized Officers who have not previously provided specimen signatures to the Trustee.

(b)   In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

(c)   Any certificate of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of due care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of due care should know, that the certificate or representations with respect to such matters are erroneous.

(d)   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 9.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)   a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)   a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)   a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)   a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 9.06. Payment Date Other Than a Business Day. In any case in which the date of the payment of principal of, premium on or interest on the Notes is not a Business Day in the relevant place of payment or in the place of business of the Trustee, then payment of such principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day. Any payment made on such Business Day shall have the same force and effect as if made on the date on which such payment is due and no interest on the Notes shall accrue for the intervening period.

Section 9.07. Governing Law, Consent to Jurisdiction; Waiver of Immunities. (a) Each of the Notes and this Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)   The Company hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York state or United States federal court located in the Borough of Manhattan, The City of New York (each a “New York Court”) in connection with any suit, action or proceeding arising out of or relating to this Indenture and any Note or any transaction contemplated hereby or thereby. The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the venue of any such suit, action or proceeding brought in any such New York Court and any claim that any such suit, action or proceeding brought in any such New York Court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note. The Company agrees that final judgment in any such suit, action or proceeding, brought in such a court shall be conclusive and binding upon the Company and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which the Company, is subject by a suit upon such judgment or in any manner provided by law, provided that service of process is effected upon the Company, in the manner specified in the following subsection or as otherwise permitted by applicable law.

(c)   As long as any of the Notes remain outstanding, the Company will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Note. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints Law Debenture Corporate Services Inc. as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 801 2nd Avenue, Suite 403, New York, NY 10017. Notwithstanding the foregoing, the Company may, with prior written notice to the Trustee, terminate the appointment of such agent and appoint another agent for the above purposes so that the Company shall at all times have an agent for the above purposes in the City of New York. The Company hereby agrees to take any and all action as may be necessary to maintain the designation and appointment of an agent in full force and effect until the Final Maturity Date (or earlier, if the Notes are prepaid in full).

(d)   The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Indenture or any Note, the posting of any bond or the furnishing, directly or indirectly, of any other security.

Section 9.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture. In addition, no other agreement or document may be used to interpret this Indenture with regard to any rights, duties or obligations of the Trustee created hereunder.

Section 9.09. Successors.All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 9.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 9.11. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 9.12. Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 9.13. No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company, or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 9.14. Force Majeure. Notwithstanding anything to the contrary in this Indenture or in any other transaction document, neither the Trustee nor any Agent shall be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Trustee and/or the Agents, including, but not limited to, any existing or future law or regulation, any existing or future act of governmental authority, “Act of God,” flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any event where performance of any duty or obligation under or pursuant to this Indenture would or may be illegal or would result in the Trustee or any Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which the Trustee or Agent is subject.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

21VIANET GROUP INC.

By:	/s/ Xiao Liu
Name: Xiao Liu
Title: Authorised Signatory

[Indenture]

CITICORP INTERNATIONAL LIMITED, as Trustee

By:	/s/ Ishita Krishna
Name: Ishita Krishna
Title: Vice President

[Indenture]

EXHIBIT A

FORM OF CERTIFICATED NOTE

21VIANET GROUP INC.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

No. [•]

21VIANET GROUP INC.

US$300,000,000 7.875% SENIOR NOTES DUE 2021

Certificated Note

21Vianet Group Inc., a company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), for value received, hereby promises to pay to [•]1 or registered assigns, upon surrender hereof, the principal sum of up to THREE HUNDRED MILLION UNITED STATES DOLLARS (US$300,000,000) as set forth on the books and records of the Registrar, on April 15, 2019, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Interest Rate: 7.875% per annum.

Interest Payment Dates: April 15 and October 15 of each year, commencing October 15, 2019.

Interest Record Dates: March 31 and September 30.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

[Signature pages follow]

1  Trustee/counsel to provide.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:               , 2019

21VIANET GROUP INC.

By:
Name:
Title:

Certificate of Authentication

This is one of the US$300,000,000 7.875% Senior Notes due 2021 described in the Indenture referred to in this Note.

Date:               , 2019

CITICORP INTERNATIONAL LIMITED, as Trustee

By:
Name:
Title:

FORM OF REVERSE OF CERTIFICATED NOTE

21VIANET GROUP INC.
US$300,000,000 7.875% Senior Notes due 2021

1.             Principal and Interest.

The Company promises to pay the principal of this Note on October 15, 2021.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 7.875% per annum.

Interest will be payable semiannually in arrears (to the Holders of record of the Notes at the close of business on March 31 and September 30 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing October 15, 2019.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Original Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.             Indenture.

This is one of the Notes issued under an Indenture, dated as of April 15, 2019 (as amended from time to time, the “Indenture”), among 21Vianet Group Inc., a company incorporated with limited liability under the laws of Cayman Islands (the “Company”) and Citicorp International Limited, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general obligations of the Company. The Indenture provides for the issuance from time to time of up to such principal amount or amounts as may from time to time be authorized of the Notes, and the originally issued Notes and any Additional Notes vote together for all purposes as a single class.

The Indenture limits, among other things, the ability of the Company and its Subsidiaries to incur or guarantee additional Indebtedness or effect a consolidation or merger.

3.             Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of US$200,000 and any multiple of US$1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee or the Paying and Transfer Agent may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee or the Paying and Transfer Agent will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

4.             Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Holders of at least 25% in principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall (subject to the Trustee being indemnified and/or secured (including by way of pre-funding) to its satisfaction), declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and/or indemnity (including in the form of pre-funding) satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

5.             Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any Holder.

6.             Authentication.

This Note is not valid until the Trustee  signs the certificate of authentication on the other side of this Note.

7.             Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

8.             Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, check the box:

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount (in original principal amount) below:

US$                     .

Wire transfer instructions for delivery of proceeds from the purchase of the Note are as follows:

[      ]

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

TRUSTEE, PAYING AGENT AND REGISTRAR

Trustee

Citicorp International Limited

39/F, Champion Tower

3 Garden Road

Central

Hong Kong

Paying and Transfer Agent and Registrar

Citibank, N.A., London Branch

c/o Citibank, N.A., Dublin Branch

One North Wall Quay

Dublin 1

Ireland

EXHIBIT B

FORM OF GLOBAL NOTE

21VIANET GROUP INC.

US$300,000,000 7.875% SENIOR NOTES DUE 2021

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE PAYING AND TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CITIBANK EUROPE PLC, AS COMMON DEPOSITARY (“COMMON DEPOSITARY”) FOR EUROCLEAR BANK SA/NV (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

B-1

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

B-2

No. S-1	ISIN Number: XS1976766045

Common Code: 197676604

21VIANET GROUP INC.

US$300,000,000 7.875% SENIOR NOTES DUE 2021

Global Note

21Vianet Group Inc., a company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), for value received, hereby promises to pay to Citivic Nominees Limited or registered assigns for Euroclear Bank SA/NV and Clearstream Banking S.A., upon surrender hereof the principal sum of up to THREE HUNDRED MILLION UNITED STATES DOLLARS (US$300,000,000) (or such other amount as set forth in the Schedule of Exchanges of Notes attached hereto) on October 15, 2021, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Interest Rate: 7.875% per annum.

Interest Payment Dates: April 15 and October 15 of each year, commencing October 15, 2019.

Interest Record Dates: one Clearing System Business Day immediately preceding the Interest Payment Date on each Interest Payment Date, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except December 25 and January 1.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:                                                , 2019

21VIANET GROUP INC.

By:
Name:
Title:

[Global Note]

CERTIFICATE OF AUTHENTICATION

This is one of the US$300,000,000 7.875% Senior Notes due 2021 described in the Indenture referred to in this Note.

Date:                                          , 2019

CITICORP INTERNATIONAL LIMITED, as Trustee

By:
Name:
Title:

[Global Note - Certificate of Authentication]

FORM OF REVERSE OF GLOBAL NOTE

21VIANET GROUP INC.
US$300,000,000 7.875% Senior Notes due 2021

1.             Principal and Interest.

The Company promises to pay the principal of this Note on October 15, 2021.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 7.875% per annum.

Interest will be payable semiannually in arrears (to the Holders of record of the Notes at the close of business on one Clearing System Business Day immediately preceding the Interest Payment Date) on each Interest Payment Date, where “Clearing System Business Day” means a weekday (Monday to Friday, inclusive) except December 25 and January 1.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Original Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.             Indenture.

This is one of the Notes issued under an Indenture, dated as of April 15, 2019 (as amended from time to time, the “Indenture”), among 21Vianet Group Inc., a company incorporated with limited liability under the laws of Cayman Islands (the “Company”) and Citicorp International Limited, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general obligations of the Company. The Indenture provides for the issuance from time to time of up to such principal amount or amounts as may from time to time be authorized of the Notes, and the originally issued Notes and any Additional Notes vote together for all purposes as a single class.

The Indenture limits, among other things, the ability of the Company and its Subsidiaries to incur or guarantee additional Indebtedness or effect a consolidation or merger.

3.             Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of US$200,000 and any multiple of US$1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee or the Paying and Transfer Agent may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee or the Paying and Transfer Agent will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

4.             Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Holders of at least 25% in principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall (subject to the Trustee being indemnified and/or secured (including by way of pre-funding) to its satisfaction), declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and/or indemnity (including in the form of pre-funding) satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

5.             Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any Holder.

6.             Authentication.

This Note is not valid until the Trustee signs the certificate of authentication on the other side of this Note.

7.             Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

8.             Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, check the box:

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount (in original principal amount) below:

US$                          .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

SCHEDULE OF EXCHANGES OF NOTES

The following changes in the aggregate principal amount of Notes represented by this Global Note have been made:

Date of Decrease/Increase	Amount of decrease in aggregate principal amount of Notes	Amount of increase in aggregate principal amount of Notes	Outstanding Balance

TRUSTEE, PAYING AGENT AND REGISTRAR

Trustee

Citicorp International Limited

39/F, Champion Tower

3 Garden Road

Central

Hong Kong

Paying and Transfer Agent and Registrar

Citibank, N.A., London Branch

c/o Citibank, N.A., Dublin Branch

One North Wall Quay

Dublin 1

Ireland

EXHIBIT C

FORM OF COMPANY AUTHORIZATION CERTIFICATE

I, [Xiao Liu], [Chief Financial Officer], acting on behalf of 21Vianet Group Inc., hereby certify that:

(A) the persons listed below are (i) Authorized Officers of the Company for purposes of the Indenture dated as of April 15, 2019 (as amended from time to time, the “Indenture”) among 21Vianet Group Inc., a company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and Citicorp International Limited, as trustee (the “Trustee”) and (ii) the duly authorized person who executed or will execute the Indenture and the Notes (as defined in the Indenture) by his manual or facsimile signature was at the time of such execution, duly elected or appointed, qualified and acting as the holder of the office set forth opposite his name; and

(B) each signature appearing below is the person’s genuine signature.

Authorized Officers:

Name	Title	Signature

C-1

IN WITNESS WHEREOF, I have hereunto signed my name.

Date:

21VIANET GROUP INC.

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF PAYING AND TRANSFER AGENT AND REGISTRAR APPOINTMENT LETTER

April 15, 2019

Citibank, N.A., London Branch

c/o Citibank, N.A., Dublin Branch

One North Wall Quay

Dublin 1

Ireland

Fax: +353 1622 2210

Attention: Agency and Trust — PPA Payments

as Paying and Transfer Agent and Registrar

Re:          US$300,000,000 7.875% Senior Notes due 2021 of 21Vianet Group Inc.

Reference is hereby made to the Indenture dated as of April 15, 2019 (as amended from time to time, the “Indenture”) among 21Vianet Group Inc., a company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and Citicorp International Limited (the “Trustee”). Terms used herein are used as defined in the Indenture.

The Company hereby appoints Citibank, N.A., London Branch as the paying agent and transfer agent (the “Paying and Transfer Agent”) and as the registrar (the “Registrar,” together with the Paying and Transfer Agent, the “Agents”) with respect to the Notes and the Paying and Transfer Agent and the Registrar hereby accept such respective appointments. By accepting such appointment, each Agent agrees to be bound by and to perform the services with respect to itself set forth in the terms and conditions set forth in the Indenture and the Notes, as well as the following terms and conditions to all of which the Company agrees and to all of which the rights of the holders from time to time of the Notes shall be subject:

(a)   Each Agent shall be entitled to the compensation to be agreed upon in writing with the Company, for all services rendered by it under the Indenture, and the Company, agree promptly to pay such compensation and to reimburse each Agent for its out-of-pocket expenses (including fees and expenses of counsel) incurred by it in connection with the services rendered by it under the Indenture, the Notes and this letter. The Company hereby agrees to indemnify each Agent and its officers, directors, agents and employees and any successors thereto for, and to hold each of them harmless against, any loss, liability or expense (including properly incurred fees and expenses of counsel) incurred without gross negligence or willful default on its part arising out of or in connection with its acting as Agent hereunder. Under no circumstances will any Agent be liable to the Company or any other party to this letter or the Indenture for any indirect, consequential, punitive or special loss or damage of any kind whatsoever (inter alia, being loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if any Agent has been advised of such loss or damage and regardless of the form of action. The obligations of the Company under this paragraph (a) shall survive the payment of the Notes, the termination or expiry of the Indenture or this letter and the resignation or removal of the Agents.

(b)   In acting under the Indenture and in connection with the Notes, each Agent is acting solely as agent of the Company and does not assume any obligation or fiduciary duty towards or relationship of agency or trust for or with any of the owners or holders of the Notes, except that all funds held by the Agents for the payment of principal interest or other amounts (including Additional Amounts) on, the Notes shall, subject to the provisions of the Indenture, be held by the Agents and applied as set forth in the Indenture and in the Notes, but need not be segregated from other funds held by the Agents, except as required by law.

(c)   Any Agent may consult with counsel satisfactory to it and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in accordance with such advice or opinion.

(d)   Each Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document believed by it to be genuine and to have been presented or signed by the proper party or parties.

(e)   Any Agent and any of its Affiliates, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Company with the same rights that it would have if it were not an Agent, and may engage or be interested in any financial or other transaction with the Company, and may act on, or as common depositary, Trustee or agent for, any committee or body of holders of Notes or other obligations of the Company, as freely as if it were not an Agent.

(f)    The Paying and Transfer Agent shall give the Trustee written notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal, or premium or interest on, the Notes and any other payments to be made on behalf of the Company under the Indenture, when the same shall be due and payable and at any time during the continuance of any such failure the Paying and Transfer Agent will pay any such sums so held by it to the Trustee upon the Trustee’s written request.

(g)   The Paying and Transfer Agent shall not be under any liability for interest on any monies received by it pursuant to any of the provisions of the Indenture or the Notes.

(h)   Each Agent shall be obligated to perform such duties and only such duties as are in the Indenture and the Notes specifically set forth, and no implied duties or obligation shall be read into the Indenture or the Notes against any Agent. No Agent shall be under any obligation to take any action under the Indenture which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. No Agent shall have any obligation to expend its own funds or otherwise incur any financial liability in the performance of its obligations hereunder or under the Indenture.

(i)    In acting under the Indenture and in connection with the Notes, the Paying and Transfer Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Paying and Transfer Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

(j)    An Agent may at any time resign by giving written notice of its resignation to the Company and the Trustee and specifying the date on which its resignation shall become effective; provided that such date shall be at least 30 days after the date on which such notice is given unless the Company agrees to accept shorter notice. Upon receiving such notice of resignation, if required by the Indenture the Company shall promptly appoint a successor paying agent or registrar, as the case may be, by written instrument substantially in the form hereof in triplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Agent, one copy to the successor paying agent or registrar, as the case may be, and one copy to the Trustee. Upon the effectiveness of the appointment of a successor paying agent or registrar, as the case may be, the Agent shall have no further obligations under this letter or the Indenture. If the successor Agent does not deliver its written acceptance within 60 days after the retiring Agent resigns, the retiring Agent (at the expense of the Company) may appoint a successor Agent, or the retiring Agent (at the expense of the Company) or the Company may petition any court of competent jurisdiction for the appointment of a successor agent.

Such resignation shall become effective upon the earlier of (i) the effective date of such resignation and (ii) the acceptance of appointment by the successor paying agent or registrar, as the case may be, as provided below. The Company may, at any time and for any reason, remove an Agent and appoint a successor paying agent or registrar, as the case may be, by written instrument in triplicate signed on behalf of the Company, one copy of which shall be delivered to the Agent being removed, one copy to the successor paying agent or registrar, as the case may be, and one copy to the Trustee. Any removal of an Agent and any appointment of a successor paying agent or registrar, as the case may be, shall become effective upon acceptance of appointment by the successor paying agent or registrar, as the case may be, as provided below. Upon its resignation or removal, such Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all fees and properly incurred out-of-pocket expenses incurred in connection with the services rendered by it hereunder, and under the Indenture and the Notes.

The Company shall remove an Agent and appoint a successor paying agent or registrar, as the case may be, if such Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

Any successor paying agent or registrar, as the case may be, appointed as provided herein shall execute and deliver to its predecessor and to the Company and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Company appointing such agent) and thereupon such successor paying agent or registrar, as the case may be, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Agent and such predecessor shall pay over to such successor agent all monies or other property at the time held by it hereunder.

(k)   Notwithstanding anything contained herein to the contrary, the Company hereby irrevocably agrees that any and all of the rights and obligations of any Agent (except the Trustee) and, to the extent applicable, the obligations of the Company toward any Agent (except the Trustee) set forth in the Indenture shall be deemed to have been included in this letter.

(l)    Notwithstanding anything contained herein to the contrary, the obligations of the Agents under this letter are several and not joint and should be independently construed and each Agent shall not be liable for each other’s acts or omissions to act.

(m)  The Agents may transfer information to any other Citi Organization (or service provider to a Citi Organization) or to any court, regulator, Authority, auditor or otherwise as required under any Applicable Law, or to persons from whom it receives payments or to whom it makes payments on behalf of the Company and/or Subsidiaries.  In each case, the information permitted to be transferred or disclosed or used includes any information regarding third parties provided to the Agents by the Company and/or Subsidiaries.  The Company and/or Subsidiaries is required to provide any necessary information to, and obtain any necessary consents from, such third parties to allow such transfer, disclosure and use.  “Citi Organization” means Citigroup, Inc., Citibank, N.A., Citibank Europe plc, their branches, subsidiaries and affiliates and anyone who succeeds them or to whom they assign their rights other than Citicorp International Limited.

(n)   Each Agent shall at all times be a responsible financial institution which is authorized by law to exercise its respective powers and duties hereunder and under the Indenture and the Notes.

(o)   Any funds held by the Agents are not subject to the relevant United Kingdom Financial Conduct Authority’s Client Money Rules.

(p)   Each Agent may act through its delegates, attorneys and agents and will not be responsible for supervising any delegate, attorney or agent or for the misconduct or negligence or acts or omissions of any delegate, attorney or agent appointed with due care by it hereunder. Upon an Event of Default, the Trustee shall be entitled to require, by notice in writing, all Agents to act solely in accordance with its directions.

(q)   The Agents shall, on demand by the Trustee by notice in writing given to them and the Company at any time after an Event of Default has occurred, until notified by the Trustee to contrary, to the extent permitted by applicable law, deliver all monies, documents and records held by them in respect of the Notes to the Trustee or as the Trustees shall direct in such notice (including to the Collateral Agent to the extent required under the Intercreditor Agreement, if any) or subsequently, provided that this paragraph shall not apply to any documents or records which an Agent is obliged not to release by any law or regulation to which it is subject.

(r)    The Agents shall, on demand by the Trustee by notice in writing given to them and the Company at any time after the Event of Default or Default has occurred, until notified by the Trustee to the contrary, as far as permitted by applicable law:

(i)    act thereafter as agents of the Trustee under the Indenture and the Notes on the terms provided in this letter (save for necessary consequential amendments and the Trustee’s liability under any provision hereof for the indemnification, remuneration and all other expenses of the Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Notes on the trusts of the Indenture and after application of such sums in accordance with Section 6.13 of the Indenture in satisfaction of payment of sums, other than referred to in this paragraph (i) and thereafter hold all certificates and moneys, documents and records held by them in respect of the Notes to the order of the Trustee; and/or

(ii)   deliver up all certificates and all monies, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall direct in such notice or subsequently, provided that this paragraph (ii) shall not apply to any documents or records which an Agent or the relevant agent is obliged not to release by any law or regulation to which it is subject.

(s)    Any notice or communication to an Agent will be deemed given when sent by facsimile transmission, with transmission confirmed. Any notice to an Agent shall be in the English language or shall include a certified English translation and will be effective only upon receipt. The notice or communication should be addressed to the Paying and Transfer Agent and the Registrar at: Citibank, N.A., London Branch, c/o Citibank, N.A., Dublin Branch, One North Wall Quay, Dublin 1, Ireland.

Any notice to the Company or the Trustee shall be given as set forth in the Indenture.

(t)    Any corporation into which an Agent may be merged or converted or any corporation with which an Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which an Agent shall be a party or any corporation succeeding to the business of any Agent shall be the successor to such Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

(u)   Any amendment, supplement or waiver under Sections 8.01 and 8.02 of the Indenture that adversely affects any Agent shall not affect such Agent’s rights, powers, obligations, duties or immunities, unless such Agent has consented thereto.

(v)   Notwithstanding anything to the contrary in this letter, no Agent shall be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of such Agent, including, but not limited to, by any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any event where, in the reasonable opinion of such Agent, performance of any duty or obligation under or pursuant to this letter would or may be illegal or would result in such Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organization to which such Agent is subject.

(w)  The Company agrees that the provisions of Section 9.07 of the Indenture shall apply hereto, mutatis mutandis.

(x)   Notwithstanding anything else herein contained, the Agents may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Hong Kong, the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(y)   Any payment by the Agent under this agreement will be made without any deduction or withholding for or on account of any Taxes unless such deduction or withholding is required by any Applicable Law. If such a withholding or deduction is so required, the Agent will not pay an additional amount in respect of that withholding or deduction.

(z)   Mutual Undertaking Regarding Information Reporting and Collection Obligations. Each party shall, within 15 Business Days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this paragraph to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

(aa) Notice of Possible Withholding Under FATCA.  The Company and the Subsidiaries shall notify the Paying and Transfer Agent in the event that it determines that any payment to be made by the Paying and Transfer Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Company and the Subsidiaries’ obligation under this paragraph shall apply only to the extent that such payments are so treated by virtue of characteristics of the Company and/or Subsidiaries and/or the Notes.

(bb) Paying and Transfer Agent’s Right to Withhold.  Notwithstanding any other provision of this Agreement and the Indenture, the Paying and Transfer Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Paying and Transfer Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company and/or Subsidiaries (as applicable) the amount so deducted or withheld, in which case, the Company and/or Subsidiaries (as applicable) shall so account to the relevant Authority for such amount.

(cc) Company’s Right to Redirect.  In the event that the Company and the Subsidiaries determine in their sole discretion that withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to the Paying and Transfer Agent on the Notes, then the Company and the Subsidiaries will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deductions or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Agreement and the Indenture.  The Company and/or the Subsidiaries will promptly notify the Paying and Transfer Agent and the Trustee of any such redirection or reorganization.

(dd) For purposes of this letter, the following terms shall be defined as follows:

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

(ee) Each Agent shall be entitled to refrain from taking any action if it receives conflicting, unclear or equivocal instructions or in order to comply with any Applicable Law provided, however, that the Agents shall seek clarification within five Business Days following receipt of such conflicting, unclear or equivocal instructions.

(ff)  The agreement set forth in this letter and the Indenture contains the whole agreement between the parties relating to the subject matter of this agreement to the inclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this letter.

[Signature pages follow]

The agreement set forth in this letter shall be construed in accordance with and governed by the laws of the State of New York.

21VIANET GROUP INC.

By:
Name:
Title:

[Paying and Transfer Agent and Registrar Appointment Letter]

Agreed and accepted:

Citibank, N.A., London Branch

as Paying and Transfer Agent and Registrar

By:
Name:
Title:

Acknowledged:

Citicorp International Limited
as Trustee

By:
Name:
Title:

[Paying and Transfer Agent and Registrar Appointment Letter]

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.08 of the Indenture, dated as of April 15, 2019, as amended, supplemented or modified from time to time (the “Indenture”), among 21Vianet Group Inc., a company incorporated with limited liability under the laws of the Cayman Islands (the “Company”) and Citicorp International Limited as trustee (the “Trustee”). Terms defined in the Indenture are used herein as therein defined.

Each of the undersigned hereby certifies to the Trustee as follows:

1.                                      I am the duly elected, qualified and acting [title] or [title], as the case may be, of the Company.

2.                                      I have reviewed and am familiar with the contents of this Compliance Certificate.

3.                                      I have reviewed the terms of the Indenture.

4.                                      That a review has been conducted of the activities of the Company and the Company’s performance under the Indenture, in each case since the Original Issue Date, and that [the Company has been since the Original Issue Date and are in compliance with all obligations under the Indenture]/[if there has been a default in the fulfillment of any obligation under the Indenture, specifying each such default and the nature and status thereof.]

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

21Vianet Group Inc.

By:
Name:
Title:

By:
Name:
Title:

Date:                 , 2019

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EXHIBIT F

PAYING AND TRANSFER AGENT AND REGISTRAR

Paying and Transfer Agent and Registrar

Citibank, N.A., London Branch

c/o Citibank, N.A., Dublin Branch

One North Wall Quay

Dublin 1

Ireland

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EXHIBIT G

FORM OF REGULATION S CERTIFICATE

April 15, 2019

Citicorp International Limited,

as Trustee

Citibank, N.A., London Branch,
      as Paying and Transfer Agent

Citibank, N.A., London Branch,
      as Registrar

21Vianet Group, Inc.
      as Company

Re:                             21Vianet Group, Inc.

US$300,000,000 7.875% Senior Notes due 2021 (the “Notes”)

Reference is hereby made to the Indenture (the “Indenture”), dated as of April 15, 2019 between 21Vianet Group, Inc. (the “Company”), a company incorporated with limited liability under the laws of the Cayman Islands and Citicorp International Limited, as Trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.  Other terms shall have the meanings given to them in Regulation S under the U.S. Securities Act of 1933, as amended (“Regulation S”).

This letter relates to US$ THREE HUNDRED MILLION principal amount of Notes [represented by a certificated Note (No.       )][which are held in the form of a beneficial interest in the Global Note with Euroclear or Clearstream] and held with the Depositary in the name of the Transferor specified below.  The Transferor has requested a transfer of such [Note] [beneficial interest in the Global Note (ISIN Number: XS1976766045; Common Code: 197676604) to be held with Euroclear or Clearstream] in the name of the Transferee specified below.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such sale has been effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, and accordingly the Transferor does hereby further certify that:

(1) the offer of the Notes was not made to a person in the United States;

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(2) the Transferee is not a U.S. person;

(3) either (a) at the time the buy order was originated, the Transferee was outside the United States, or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a “designated offshore securities market”, and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(4) no “directed selling efforts” have been made in contravention of the requirements of Rule 904(a)(2) of Regulation S, as applicable;

(5) in the event the Transferor is an officer or director of the Company, no selling concession, fee or other remuneration was paid in connection with such transfer other than the usual and customary broker’s commission that would be received by a person executing such transfer as agent; and

(6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Name of Transferor:

Name of Transferee:

Signature of Transferor:

Name of Signer for Transferor:

Title of Signer for Transferor:

Date:

[Principal amount and other delivery instructions for Global Note in

Euroclear/Clearstream:

]

Daytime telephone no. of contact person at Transferor:

e-mail of contact person at Transferor:

Daytime telephone no. of contact person at Transferee:

e-mail of contact person at Transferee:

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